                                                             Exhibit (b)(3)(ii)

                           PROMOTIONAL AGENT AGREEMENT

         AGREEMENT ("Agreement") made as of this 1st day of January, 1996 by and among NASL Financial Services, Inc. ("NASL Financial"), a broker-dealer registered under the Securities Exchange Act of 1934 (1934 Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"), North American Security Life Insurance Company ("Security Life"), a stock life insurance company issuing, developing and sponsoring financial services products, and Wood Logan Associates, Inc. (including, with respect to Investment Products, Wood Logan Distributors, Inc., collectively "Promotional Agent"), also registered as a broker-dealer under the 1934 Act and a member of the NASD, and NAWL Holding Company, Inc. ("NAWL"), a holding company owning all voting stock of Security Life and Promotional Agent, provided that, Security Life shall be deemed to be a party to only those parts of this Agreement that pertain to Insurance Products, as hereinafter defined. This Agreement hereby supercedes all prior promotional agent agreements by and among the parties.

I.       DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings set forth below:

         Insurance Products - fixed and variable annuity contracts issued by Security Life as of the date of this Agreement together with any products developed during the period of this Agreement that are regulated as insurance products under the laws of the several States of the United States, some of which are also regulated as securities under the federal securities laws.

         Investment Products - shares of the North American Funds portfolios sponsored by Security Life as of the date of this Agreement together with any other products developed during the period of this Agreement that are regulated as securities under the federal securities laws but that are not regulated as insurance products under the laws of the several States of the United States.

         Financial Services Products - Insurance Products and Investment Products, collectively.

         Selling Agreements - contracts among Broker-Dealers, Promotional Agent and NASL Financial (and Security Life in the case of Insurance Products) providing for the distribution of Financial Services Products issued, sponsored or developed by Security Life.

         Broker-Dealers - brokerage firms and insurance agencies (to the extent they are licensed to sell Financial Services Products) that have entered into Selling Agreements to distribute Financial Services Products to retail customers.

II.      INTRODUCTION

         WHEREAS, Security Life is in the business of issuing, developing and sponsoring various Financial Services Products;

         WHEREAS, Security Life distributes such Financial Services Products through its wholly-owned subsidiary NASL Financial, which is the principal underwriter of all its products regulated under the federal securities laws;

         WHEREAS, NASL Financial is authorized to enter into Selling Agreements (with Security Life's consent in the case of Insurance Products) with Broker-Dealers for the distribution of Financial Services Products; and

         WHEREAS, Promotional Agent wishes to assist NASL Financial in making arrangements with Broker-Dealers for the distribution of Financial Services Products and in promoting the sale thereof through such Broker-Dealers, and NASL Financial wishes the Promotional Agent to do so;

         NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

III.     APPOINTMENT OF PROMOTIONAL AGENT

A.       APPOINTMENT

         NASL Financial hereby appoints Promotional Agent as its non-exclusive agent for the promotion of sales of the Financial Services Products specified in Schedule A hereto through Broker-Dealers, and Promotional Agent accepts such appointments subject to the terms and conditions set forth herein.

IV.      DUTIES OF PROMOTIONAL AGENT

A.       PROMOTION OF CONTRACTS

         Promotional Agent agrees to use its best efforts to promote the sale of Financial Services Products through Broker-Dealers, and in furtherance thereof Promotional Agent shall to the extent it deems appropriate and at its own expense:

         (i) Use its best efforts to secure duly qualified Broker-Dealers to enter into Selling Agreements for the distribution of Financial Services Products;

         (ii) Assist the Broker-Dealers who have entered into Selling Agreements in obtaining for their registered representatives pursuant to Section V, paragraph A (i) of this Agreement all necessary licenses, registrations and appointments required by applicable regulatory authorities so as to enable such registered representatives to sell Financial Services Products;

         (iii) Arrange on a periodic basis and preside over educational meetings with Broker-Dealers who have entered into Selling Agreements so as to ensure that their registered representatives are familiar with the provisions and features of the Financial Services Products;

         (iv) Provide technical assistance at the time of sale of Financial Services Products to Broker-Dealers who have entered into Selling Agreements;

         (v) Prepare sales and promotional materials, such materials being subject, however, to the prior approval of Security Life as provided in
         Section VII B of this Agreement, and engage public relations advisors as required;

         (vi) Hold seminars for customers and potential customers of Broker-Dealers who have entered into Selling Agreements;

         (vii) Provide assistance to Broker-Dealers who have entered into Selling Agreements in the ongoing servicing of Financial Services Products;

         (viii) Provide advice to Security Life on the development and redesign of Financial Services Products for which it has or will be granted exclusive promotional rights;

         (ix) Bear costs of printing additional Prospectuses and Statements of Additional Information for use in marketing activities; and

         (x) Bear costs of printing additional annual and semiannual reports for use in marketing activities.

B.       RIGHT TO REJECT SELECTED BROKER-DEALERS

         In connection with securing Broker-Dealers to distribute Financial Services Products, Promotional Agent will use its best efforts to ascertain that each Broker-Dealer wishing to execute a Selling Agreement shall have the highest business ethics and reputation, be duly qualified with all federal, state and other regulatory bodies to carry on the business of a Broker-Dealer, and otherwise be a suitable person to represent NASL Financial and its affiliated companies. NASL Financial may refuse to enter into a Selling Agreement with a Broker-Dealer selected by Promotional Agent if such Broker-Dealer is deemed by NASL Financial or Security Life to be unsuitable for any reason. Neither NASL Financial nor Security Life will incur any obligation to compensate, or reimburse the expenses of, Promotional Agent as a result of any such refusal.

C.       PROMOTIONAL AGENT'S EXPENSES

              Promotional Agent will be responsible for all expenses (excluding first time and renewal licensing expenses for sellers of Insurance Products) incurred in recruiting Broker-Dealers to distribute Financial Services Products and in performing its other duties under this Agreement. Promotional Agent shall also be responsible for those expenses specified in the attached Schedule B ("Statement of Expenses and Compensation") with respect to each category of Financial Services Products under this Agreement.

D.       MARKETING OF SIMILAR PRODUCTS

         Promotional Agent agrees that it will not promote the sale of Financial Services Products similar to or competitive with Financial Services Products without the consent of NAWL.

E.       DISPUTES WITH BROKER-DEALERS

         Promotional Agent will provide reasonable assistance to NASL Financial in resolving any differences and disputes between NASL Financial and Broker-Dealers which have entered into Selling Agreements under the auspices of Promotional Agent. Promotional Agent shall not have the right to establish any procedures for the settlement of, or to settle, any disputes on behalf of NASL Financial without first obtaining NASL Financial's written approval of such procedure or settlement. Promotional Agent will at all times represent NASL Financial's best interests in resolving any such disputes.

F        REQUIRED REPORTS

         Promotional Agent agrees, within 90 days after expiration of each calendar year, to furnish Security Life with a written statement of amounts received under or on account of this Agreement and amounts expended thereunder during such calendar year. Such statement will specify the compensation or profits received under this Agreement by the respective directors, officers and other principal management personnel of Promotional Agent, and such other items and further detail as Security Life may reasonably require.

V.       DUTIES OF NASL FINANCIAL AND SECURITY LIFE

A.       DUTIES

         NASL Financial or Security Life shall to the extent they deem appropriate and at their own expense:

         (i) Where permitted, obtain such corporate registrations and agent licenses as are necessary to carry on business and issue and sell Financial Services Products in all states of the United States and its territories and shall process all licensing, registration and appointment applications of Broker-Dealers;

         (ii) Underwrite fixed and variable annuities and variable life policies;

         (iii) Issue variable life policies, fixed and variable annuities and provide full administration services therefore;

         (iv) Design, in consultation with Promotional Agent, such additional Financial Services Products as may be agreed upon from time to time which can be marketed by Promotional Agent pursuant to this Agreement;

         (v) Draft and file as required, prospectuses, contracts, application forms and Selling Agreements;

         (vi) Comply with all other legal and regulatory requirements in respect of Financial Services Products; and

         (vii) Review marketing materials prepared by Promotional Agent promptly.

B.       COOPERATION OF NASL FINANCIAL AND SECURITY LIFE

         NASL Financial and Security Life agree that to the extent the cooperation or concurrence of one is required to enable the other to fulfill its obligations pursuant to this Agreement, they will cooperate or concur to the extent permitted by law.

C.       NON-LIMITATION

         This Agreement shall not be construed so as to in any way limit or affect the rights of NASL, NAWL or its parent, The Manufacturers Life Insurance Company, or any of their subsidiaries, associates or affiliates from designing or distributing through other channels any product within or outside the United States, including variable annuities, fixed annuities, variable life products or mutual funds.

VI.      COMPENSATION

A.       COMPENSATION SCHEDULE

         In consideration of providing the services called for under this Agreement, with respect to each category of Financial Services Products the Promotional Agent shall receive the compensation detailed in Schedule B ("Statement of Expenses and Compensation") attached hereto and as amended from time to time pursuant to Section X, paragraph I of this Agreement. Such compensation shall constitute full compensation to Promotional Agent for all services performed and expenses incurred under this Agreement.

VII.     LIMITATIONS ON PROMOTIONAL AGENT'S AUTHORITY

A.       SOLICITATION

         Nothing contained herein shall be construed as granting authority to Promotional Agent to sell Financial Services Products directly to, or solicit applications for Financial Services Products directly from, customers or prospective customers.

B.       MARKETING MATERIALS

         Promotional Agent will not use any marketing materials without Security Life's or NASL Financial's (as applicable) prior review and written approval.

C.       RESTRICTION ON INFORMATION

         Neither Promotional Agent nor its representatives, employees and affiliated companies are authorized to give any information or make any representations concerning Financial Services Products other than those contained in any registration statements or related prospectuses and statements of additional information filed with the Securities and Exchange Commission relating thereto or in such sales literature as may be specifically authorized in writing by Security Life or NASL Financial (as applicable).

VIII.    RECORDS

A.       RECORD-KEEPING DUTIES

         Promotional Agent, NASL Financial and Security Life agree to keep all necessary records as are required of each by applicable federal and state law and acceptable business practices and to render any necessary assistance to one another for the accurate and timely preparation of such records. The parties to this Agreement, their representatives and the representatives of any regulatory body with jurisdiction, during normal business hours and upon five (5) days written notice, shall have access to any records pertaining to this Agreement maintained by the other parties hereto for purposes of reviewing or copying same.

IX.      CUSTOMER CONFIDENTIALITY

A.       CONFIDENTIALITY

         Promotional Agent agrees that the names and addresses of all customers and prospective customers of NASL Financial and of any affiliated company, which may come to the attention of Promotional Agent or any company or person affiliated with Promotional Agent, are confidential. Such customer information shall not be used without the prior written consent of NASL Financial by Promotional Agent or any company or person affiliated with Promotional Agent for any purposes whatsoever except as may be necessary in connection with Financial Services Products covered by this Agreement.

X.       GENERAL PROVISIONS

A.       WAIVER

         Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.       BINDING EFFECT

         This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective successors and permitted assigns, provided that this Agreement or any rights or obligations hereunder may not be assigned without the prior written consent of the parties hereto.

C.       REGULATIONS

         All parties agree to observe and comply with all laws, rules and regulations applicable to the business contemplated by this Agreement.

D.       GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by the laws of the State of Connecticut.

E.       COMPLAINTS AND INVESTIGATIONS

         Promotional Agent, NASL Financial and Security Life agree to cooperate fully in the event of any regulatory investigation, inquiry or proceeding, judicial proceeding or customer complaint involving Financial Services Products.

F.       TERMINATION

         (a) This Agreement shall be for a period of five (5) years from the date first mentioned above renewable automatically for one year periods thereafter unless terminated by any party at the end of the five year period or thereafter at the end of any one year period.

         (b) This Agreement will terminate automatically if either NASL Financial (or any successor thereto) or Promotional Agent should cease to be a registered broker-dealer under the 1934 Act or a member of the NASD. Termination shall not affect the obligations of the parties under
         Section IX of this Agreement or under paragraph D of this Section X.

         (c) This Agreement may be terminated by mutual consent of all the parties to the Agreement.

G.       AMENDMENT

         This Agreement or any schedule annexed hereto may be amended only in writing signed by all the parties.

H.       COUNTERPARTS

         This Agreement may be signed by the parties in counterpart.

         The parties hereby execute this Agreement effective the date first mentioned above.

I.       AMENDMENT

         This Agreement or any schedule annexed hereto may be amended only in writing signed by all the parties.

                  WOOD LOGAN ASSOCIATES, INC.


                  Date:        January 1, 1996
                        ------------------------------
                     By: /s/ A. SCOTT LOGAN, President
                         ------------------------------
                                Name and Title

                  WOOD LOGAN DISTRIBUTORS, INC.


                     Date:     January 1, 1996
                         -----------------------------
                     By: /s/ A. SCOTT LOGAN, President
                         -----------------------------
                                Name and Title


                  NASL FINANCIAL SERVICES, INC.


                  Date:  /s/ RICHARD C. HIRTLE
                         -----------------------------
                     By:  Richard C. Hirtle, President
                         -----------------------------
                              Name and Title


                  NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                  (with respect to Insurance Products only)


                  Date:   /s/ JOHN DESPREZ III
                         -----------------------------
                     By: John D. DesPrez III, President
                         -----------------------------
                             Name and Title


                  NAWL HOLDING COMPANY, INC.


                  Date:       January 1, 1996
                         -----------------------------
                    By: /s/ H. DOUGLAS WOOD, President
                         -----------------------------
                             Name and Title

                                   SCHEDULE A

(i)      Variable Annuities

(ii)     Variable Life Contracts

(iii)    Fixed annuities and/or fixed accounts

(iv)     Mutual funds

(V) Such other Financial Services Products as are from time to time agreed by the parties to the foregoing Agreement and added to this Schedule A in accordance therewith.

                                   SCHEDULE B
                     Statement of Expenses and Compensation

1. FINANCIAL SERVICE PRODUCTS

         Subject to the terms and conditions of this Agreement, NASL Financial will pay to Promotional Agent compensation of 1% of the premiums, purchase payments and sales proceeds received and accepted under all Financial Services Products distributed through Broker-Dealers having a Selling Agreement with NASL Financial as a direct result of Promotional Agent's efforts (the "Promotional Agent Fee"). NASL Financial shall pay Promotional Agent said compensation on a monthly basis. In addition, for the period January 1, 1996 through June 30, 1996, NASL Financial will pay to Promotional Agent a monthly fee of $1.5 million and for the period July 1, 1996 through December 31, 1996, NASL Financial will pay to Promotional Agent a monthly fee of $1.340 million. The monthly fee is payable on the first of each month and the amount of such fee may be changed by mutual agreement of the parties hereto.

2.       EXCHANGES

         No commission will be paid to Promotional Agent upon exchanges among Financial Service Products.

3.       COMMISSION CHARGE BACKS

         Contract owner's exercise of "FREE LOOK":
         In the event a contract is returned to Security Life pursuant to such provision, the full Promotional Agent Fee paid thereon shall be charged back to Promotional Agent.

         Refund of premium, purchase payment or Sales Proceeds:
         Should any premium or purchase payment on any contract issued by Security Life or any sales proceeds invested in the North American Funds be refunded, for any reason, Promotional Agent shall repay or return Promotional Agent Fees received by, it with respect to such-premium, purchase payment or sales proceeds.

4.       INVESTMENT PRODUCTS

         1. NASL Financial Distribution Expenses - NASL Financial shall be entitled to bill to Promotional Agent, and Promotional Agent agrees to reimburse NASL Financial, for NASL Financial's expenses for the distribution of the North American Funds ("NAF") as follows:

         (a) the expense of maintaining the NAF wire order desk, including personnel and associated overhead costs;

         (b) costs of printing additional NAF Prospectuses and Statements of Additional Information for use in marketing activities;

         (c) costs of printing additional NAF annual and semiannual reports for use in marketing activities; and

         (d) any other distribution expenses incurred with the prior consent of Promotional Agent.

         2. Promotional Agent Distribution Expenses - Promotional Agent shall present a report at each regular meeting of the Trustees of NAF setting forth its distribution expenses incurred during NAF's most recently completed fiscal quarter. Such expenses may include the distribution expenses reimbursed to NASL Financial pursuant to paragraph 1 hereof.